Exhibit 4.17

ABENGOA YIELD PLC,
AS ISSUER

ABENGOA CONCESSIONS PERU S.A.
ABENGOA SOLAR US HOLDINGS INC.
ABENGOA SOLAR HOLDINGS USA INC.,
ABENGOA CONCESSIONS INFRASTRUCTURES, S.L.U.
ACT HOLDING, S.A. DE C.V.,
AS GUARANTORS

ABENGOA SOLAR SOUTH AFRICA PROPRIETARY LIMITED,
AS ADDITIONAL GUARANTOR

THE BANK OF NEW YORK MELLON,
AS TRUSTEE, REGISTRAR, PAYING AGENT AND TRANSFER AGENT

AND

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A.,
AS LUXEMBOURG PAYING AGENT AND LUXEMBOURG TRANSFER AGENT

Second Supplemental Indenture

Dated as of December 11, 2015

$255,000,000
7.000% Senior Notes due 2019

SECOND SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 11, 2015, among Abengoa Yield plc, incorporated as a public limited company under the laws of England and Wales (the “Issuer”), Abengoa Concessions Peru S.A., Abengoa Solar US Holdings Inc., Abengoa Solar Holdings USA Inc., Abengoa Concessions Infrastructures, S.L.U. and ACT Holding, S.A. de C.V. (together, the “Guarantors”), Abengoa Solar South Africa Proprietary Limited (registration number 2010/000528/07), a company incorporated under the laws of the Republic of South Africa (the “Additional Guarantor”), The Bank of New York Mellon as Trustee (the “Trustee”), as registrar (the “Registrar”), as paying agent (the “Paying Agent”) and as transfer agent (the “Transfer Agent”), and The Bank of New York Mellon (Luxembourg) S.A., as Luxembourg paying agent and Luxembourg transfer agent (the “Luxembourg Agent” and, collectively, the “Agents”).

W I T N E S S E T H

WHEREAS, the Issuer has heretofore executed and delivered to The Bank of New York Mellon, as trustee, an indenture (the “Original Indenture”), dated as of November 17, 2014 providing for the issuance of U.S.$255,000,000 7.000% Senior Notes due 2019 (the “Notes”);

WHEREAS, on July 29, 2015, the Issuer, certain Guarantors named therein, the Trustee and the Agents entered into a first supplemental indenture (the “First Supplemental Indenture” and together with the Original Indenture, the “Indenture”);

WHEREAS, Section 10.08(ii) of the Indenture provides that the Issuer shall procure that each of its Subsidiaries that becomes a guarantor of Issuer Indebtedness after the Issue Date become a Guarantor; and

WHEREAS, Section 9.01(vi) of the Indenture provides that the Issuer, the Guarantors and the Trustee may modify, amend or supplement the Indenture to add a Guarantor under the Indenture without the consent of any Holder of the Notes;

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Issuer, the Guarantors, the Additional Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1.   CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.   AGREEMENT TO GUARANTEE. The Additional Guarantor hereby agrees to become a Guarantor of the Issuer’s obligations under the Indenture on the terms set out in the Indenture, including but not limited to Article Ten thereof. Notwithstanding the Additional Guarantor’s assumption of all obligations and liabilities of a Guarantor under the Indenture, the Additional Guarantor’s performance obligations under the Indenture shall not exceed the Additional Guarantor’s net asset value.

3.   EFFECT OF SUPPLEMENTAL INDENTURE. This Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Indenture and, as provided in the Indenture, this Supplemental Indenture forms a part thereof.

4.   NO PERSONAL LIABILITY OF DIRECTORS, OFFICERS, EMPLOYEES AND STOCKHOLDERS. No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, shall have any liability for any obligations of the Issuer or the Guarantors under the Notes, the Indenture, this Supplemental Indenture, the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting to hold a Note shall waive and release all such liability. The waiver and release shall be part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under U.S. federal securities laws.

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6.   GOVERNING LAW. THIS SUPPLEMENTAL INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

7.   COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

8.   EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

9.   THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer and the Guarantors party hereto.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

ABENGOA YIELD PLC
as Issuer

By:	/s/ Santiago Seage
Name:	Santiago Seage
Title:	Managing Director

By:
Name:
Title:

ABENGOA CONCESSIONS PERU S.A.
as Guarantor

By:	/s/ Santiago Seage
Name:	Santiago Seage
Title:	Representative

By:
Name:
Title:

ABENGOA SOLAR US HOLDINGS INC.
as Guarantor

By:	/s/ Santiago Seage
Name:	Santiago Seage
Title:	Representative

By:
Name:
Title:

[Signature page to 2019 Notes Supplemental Indenture]

ABENGOA SOLAR HOLDINGS USA INC.
as Guarantor

By:	/s/ Santiago Seage
Name:	Santiago Seage
Title:	Representative

By:
Name:
Title:

ABENGOA CONCESSIONS INFRASTRUCTURES, S.L.U.
as Guarantor

By:	/s/ Santiago Seage
Name:	Santiago Seage
Title:	Representative

By:
Name:
Title:

ACT HOLDING, S.A. DE C.V.
as Guarantor

By:	/s/ Carlos Colon Lasso de la Vega
Name:	Carlos Colon Lasso de la Vega
Title:	Representative

By:
Name:
Title:

[Signature page to 2019 Notes Supplemental Indenture]

ABENGOA SOLAR SOUTH AFRICA PROPRIETARY LIMITED
as Additional Guarantor

By:	/s/ David Esteban Guitard
Name:	David Esteban Guitard
Title:	Director

By:
Name:
Title:

THE BANK OF NEW YORK MELLON
as Trustee, Registrar, Paying Agent and Transfer Agent

By:
Name:
Title:

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A.
as Luxembourg Paying Agent and Luxembourg Transfer Agent

By:
Name:
Title:

[Signature page to 2019 Notes Supplemental Indenture]

THE BANK OF NEW YORK MELLON
as Trustee, Registrar, Paying Agent and Transfer Agent

By:	/s/ Teresa Wyszomierski
Name:	Teresa Wyszomierski
Title:	Vice President

THE BANK OF NEW YORK MELLON (LUXEMBOURG) S.A.
as Luxembourg Paying Agent and Luxembourg Transfer Agent

By:	/s/ Teresa Wyszomierski
Name:	Teresa Wyszomierski
Title:	Vice President and Attorney-In-Fact

[Signature page to 2019 Notes Supplemental Indenture]